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                                                                   Exhibit 10.22



                             ASSIGNMENT AGREEMENT


      In exchange of $15,000, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby assigns, transfers, contributes and conveys to Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), his entire right, title and interest in and tot all limited partnership interests (the "Interest") held by him in Stellar Associates, L.P. (the "Partnership"), including, without limitation, all rights to receive distributions of money, profits and other assets from or relating to the Partnership or the Interest, presently existing or hereafter at any time arising or accruing after the date hereof TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever. This assignment is made without recourse or warranty express or implied except that the undersigned represents and warrants that he has not transferred, pledged, hypothecated, sold or otherwise transferred the Interest to any other party.

      Upon the execution and delivery hereof, the undersigned withdraws from the Partnership for all purposes and the operating Partnership assumes all obligations in respect of the Interest.

Executed:  As of April 29, 1997


                          CHARLES M. KOTICK, AS NOMINEE


                                    By:   /s/ Charles M. Kotick
                                          -------------------------------------
                                          Name:
                                          Title: